Blue Sphere Corporation 8-K

Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of December 23, 2015, by and between Blue Sphere Corporation, a Nevada corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, this Agreement has been provided to the Subscriber in connection with an “Offering Summary” dated November 2015, whereby the Company is offering (the “Offering”) up to Three Million U.S. Dollars (US $3,000,000) of its Senior Debentures (with respect to the Subscriber, the “Debenture” and collectively, the “Debentures”) and Warrants (the “Warrants”) to purchase up to Eight Million (8,000,000) shares of common stock of the Company (“Common Stock”) in proportion pro rata to each Subscriber’s subscription amount relative to the total Offering amount (such shares issuable pursuant to the Warrants, the “Warrant Shares”), with fifty percent (50%) of the Warrant Shares exercisable at a price per share of $0.05 and the other fifty percent (50%) of the Warrant Shares exercisable at price per share of $0.075; and

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to, or enter into with, one or more subscribers in the Offering, including the Subscriber, a Debenture, in the form attached to the Offering Summary as Exhibit C, Warrants, in the form attached to the Offering Summary as Exhibit D, and a Pledge Agreement, in the form attached to the Offering Summary as Exhibit E (the “Pledge Agreement”). The Debenture, Warrants, and the Warrant Shares shall be referred to herein as the “Securities”. The Debentures, Warrants, Pledge Agreement and this Agreement shall be collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

1.            Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement and in consideration of the principal amount delivered by the Subscriber to the Company as set forth on the signature page hereof (the “Principal Amount”), the Company hereby agrees to issue and deliver the Debenture and the Warrants to the Subscriber free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”), and Subscriber hereby agrees to accept the Securities free of all Encumbrances. This Agreement may be one of several to be executed in the Offering.

2.            Closing. The Offering may consist of one or more closings, with the final closing in connection with the Offering to occur on or before December 31, 2015 (each a “Closing” and each date upon which a Closing occurs, a “Closing Date”), unless otherwise extended or modified by the Company in its sole discretion.

A Closing under this Agreement will occur provided that (i) the Subscriber has satisfied all conditions set forth herein, (ii) the Company has accepted and executed this Agreement, and (iii) the Principal Amount has been received from Subscriber into an escrow account held on account of the Company. Upon such Closing, the Principal Amount held in escrow, less expenses paid from escrow, will be delivered to the Company. The Debenture and Warrants purchased by the Subscriber hereto will be delivered to the Subscriber by the Company promptly following the Closing Date. In the event that a Closing does not occur, Subscriber’s funds will be returned by the Company to the Subscriber, without interest within three (3) business days via wire transfer.

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3.            Subscriber Representations and Warranties. Subscriber hereby represents and warrants to and agrees with the Company that:

(a)            Standing of Subscriber. Subscriber has the legal capacity and power to enter into this Agreement.

(b)            Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and to advance the Principal Amount and accept the Debenture and Warrants. The execution, delivery and performance of this Agreement by the Subscriber, and the consummation by the Subscriber of the transactions contemplated hereby, have been duly authorized by all necessary action, and no further consent or authorization of Subscriber is required. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of the Subscriber, enforceable against Subscriber in accordance with the terms hereof.

(c)            Information on Subscriber. Subscriber is, and reasonably believes he will be at the time of exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the SEC under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which the Subscriber hereby agrees represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber acknowledges that an investment in the Company’s Securities is highly speculate and the Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(d)            Purchase of Securities. The Subscriber will purchase the Securities for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of the Warrant Shares.

(e)            Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(f)            Share Legend. The Securities shall bear the following or similar legend:

THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

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(g)            Communication of Offer. At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)            No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities, or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)             Receipt of Information. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to invest the Principal Amount in the Company and to accept the Securities. Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

(j)             No Market Manipulation. Subscriber has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

(k)            Risk of Loss. The Subscriber acknowledges that there may be no market for the Securities and that the Subscriber may not be able to sell or dispose of the Securities; the Subscriber has liquid assets sufficient to assure that the Principal Amount of the Securities will cause no undue financial difficulties and that, after purchasing the Securities the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies. The Subscriber is financially able to bear the economic risk of this investment, including the ability to hold the Securities indefinitely or to afford a complete loss of the Subscriber’s investment in the Securities.

(l)             If the Subscriber is a partnership, corporation, trust, or other entity, (i) the Subscriber has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the certificate of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the Subscriber represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Securities, (iii) the Subscriber has the full power and authority to execute this Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

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4.             Company Representations and Warranties. The Company represents and warrants to, and agrees with, Subscriber that:

(a)           Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

(b)           Authority; Enforceability. The Transaction Documents have been or will be duly authorized, executed and delivered by the Company and are the valid and binding agreements of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(c)           Capitalization and Voting Rights. Information concerning the Company’s capitalization and securities is contained in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2015 and attached as Schedule 3 to the Offering Summary, and in the Company’s Annual Report on Form 10-K, filed with the SEC on January 13, 2015 and attached as Schedule 2 to the Offering Summary. As of December 3, 2015, there were 181,317,675 shares of Common Stock issued and outstanding. All outstanding shares of the Company’s capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable.

(d)           Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations hereunder and thereunder, including, without limitation, the issuance of the Securities.

(e)           No Violation or Conflict. Neither the issuance of the Securities nor the performance of the Company’s obligations under the Transaction Documents will:

(i)             violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company; or

(ii)             result in the creation or imposition of any lien, charge or Encumbrance upon the Shares except in favor of Subscriber as described herein;

(f)           The Warrant Shares. Upon issuance, the Warrant Shares:

(i)             shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)            shall have been duly and validly issued, fully paid and non-assessable; and

(iii)           will not subject the holders thereof to personal liability by reason of being such holders.

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(g)             No General Solicitation. Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(h)           Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.           Board Member/Observer. After the final Closing Date of the Offering and during such time as any Debentures remain outstanding, the subscribers in the Offering, collectively, shall have the right to designate one (1) individual as either (a) a non-voting observer (a “Board Observer”) to the Company’s Board of Directors (the “Board”) or (b) one (1) individual as a member of the Board. The designation described in this Section 5 shall be made pursuant to a vote of a majority of the Subscribers in the Offering, whereby the vote of each Subscriber shall be on a pro rata basis in accordance with the Subscriber’s investment in the Debenture relative to the total investment by all subscribers in the Offering. Subscriber hereby agrees to use its best efforts to agree upon, in good faith, a designee for such position.

Any Board Observer shall be entitled to attend meetings of the Board, and to receive all information provided to the members of the Board during the period in which such person is a Board Observer; provided, that (a) the Board Observer shall not be entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees; (b) the Company may withhold information or materials from the Board Observer and exclude such Board Observer from any meeting or portion thereof if (as determined by the Board in good faith) access to such information or materials or attendance at such meeting would (i) adversely affect the attorney-client or work product privilege between the Company and its counsel or (ii) result in a conflict of interest or is otherwise required to avoid any disclosure that is restricted by any agreement with another person or entity; and (c) the Board Observer shall be subject to the same obligations as directors of the Board with respect to confidentiality, conflicts of interest and misappropriation of corporate opportunities (and shall provide, prior to attending any meetings or receiving any information or materials, such agreements, undertakings or assurances to such effect as may be requested by the Company).

6.           Access to Financials. After the final Closing Date of the Offering and during such time as any Debentures remain outstanding, Subscriber shall have the right to request from the Company no more frequently than every thirty (30) days, and the Company shall provide within ten (10) business days of such request, access to the Company’s monthly or quarterly, as the case may be, unaudited profit and loss statement for the period immediately preceding the date that the request is made.

7.           Non-Public Information. Subscriber’s receipt and possession of records or information obtained pursuant to Section 5 or Section 6 hereof shall at all times be subject to the strictest confidence, and Subscriber shall not disclose any such records or information obtained to any other person, entity, government authority or other third-party. Subscriber hereby agrees and acknowledges that records or information obtained by Subscriber pursuant to Section 5 or Section 6 hereof may constitute material non-public or inside information, and therefore disclosure of such records or information may violate applicable securities laws and Subscriber may be prohibited from trading in the securities in the Company as a consequence. Subscriber agrees that any improper use or disclosure by Subscriber of such material non-public or inside records or information obtained pursuant to Section 5 or Section 6 hereof will constitute a breach of this Agreement.

8.           Broker’s Commission/Finder’s Fee. Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby, other than those fees payable by the Company pursuant to a Letter of Engagement between the Company and Maxim Group, LLC, as placement agent, dated October 14, 2015, the terms of which are summarized in the Offering Summary.

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9.           Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of this Agreement or any covenant or undertaking to be performed by the indemnifying party hereto.

10.          Miscellaneous.

(a)           Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses (or to such other addresses which such party shall subsequently designate in writing to the other party):

     (i)           if to the Company:

________________________

________________________

________________________

(ii)            If to Subscriber, to the address set forth next to its name on the signature page hereto.

(b)          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the Offering Summary delivered herewith.

(c)           Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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The parties to this Agreement shall submit all disputes arising under this Debenture to arbitration in New York, New York before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the State of New York. No party hereto will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Subscriber’s right to obtain an injunction for a breach of this Agreement from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator fully adjudicates the dispute.

(e)          Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f)          Counsel; Ambiguities. Each party and its counsel have participated, or have had the opportunity to participate, fully in the review of this Agreement and the other Transaction Documents. The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting the Transaction Documents.

(g)          Expenses. The Company and the Subscriber will each bear their own legal and other expenses with respect to this Offering.

(h)          Headings. The headings of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties has caused this Agreement to be executed on and as of the date set forth above.

THE COMPANY:

BLUE SPHERE CORPORATION
By:
Name:	Shlomi Palas
Title:	Chief Executive Officer

SUBSCRIBER:

The undersigned signatory hereby certifies that he/she has read and understands the Transaction Documents, including the Subscription Agreement and Offering Summary, and the representations made by the undersigned in said documents are true and accurate.

Principal Amount:	$	(USD)

Name of Subscriber:

(signature)

By:
Title:
Dated:	, 2015

Address:

Phone Number:
Fax Number:
Taxpayer ID:

[Signature Page to Subscription Agreement]

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